ServiceSource Reports Second Quarter 2012 Financial Results

  Reports revenue of $59.7 million, up $11.2 million, or 23% from Q2 2011
  Achieves adjusted EBITDA of $4.5 million and Non-GAAP EPS of $0.02 per diluted share
  Launches first beta customer on Avalon, on track for Fall 2012 General Availability
  Delivers second quarter operating cash flow of over $16 million

SAN FRANCISCO, July 31, 2012 - ServiceSource (Nasdaq: SREV), the global leader in Service Revenue Management (SRM), today announced financial results for the quarter ended June 30, 2012.

"Our team executed well during the second quarter, which contributed to revenue and profitability that exceeded the high-end of our guidance," stated Mike Smerklo, Chairman and CEO of ServiceSource. "We have made tremendous progress advancing our Avalon platform, which is our next-generation, cloud application suite for managing recurring revenue. We recently launched our first beta customer and are on track for a fall delivery of Avalon, which we believe will have significant impact on our industry and company."

Revenue for the second quarter of fiscal 2012 was $59.7 million, an increase of 23% compared with $48.5 million in the second quarter last year.

Adjusted EBITDA, which excludes stock-based compensation, for the second quarter of 2012 was $4.5 million, compared with $2.8 million for the second quarter of 2011.

Non-GAAP net income for the second quarter of 2012, which excludes stock-based compensation, a deferred tax valuation charge, and the amortization of internally-developed software, was $1.5 million, or $0.02 per diluted share. This represented an increase over the second quarter of 2011 non-GAAP net income of $0.6 million, or $0.01 per diluted share.

"I'm pleased at the discipline shown in the fiscal management of our business, driving a significant decrease in our DSOs to 77 days. This was a primary contributor to over $16 million of operating cash flow in the quarter," added David Oppenheimer, CFO of ServiceSource. "The strength of our second quarter results and ongoing business momentum provide us with confidence in our full year guidance."

GAAP net loss for the second quarter of 2012 was $36.8 million or $0.50 per share, compared with a net loss of $1.1 million, or $0.02 per share, in the same period last year. GAAP net income reflects a $33.1 million one-time, non-cash charge related to a valuation allowance applied to our deferred tax assets.

Recent Business Highlights

  ServiceSource launched its first Avalon beta customer and is on track for General Availability in the second half of the year.

  ServiceSource added a new SaaS logo to its customer base, with the recent signing of Jive Software, a leading provider of social business solutions.
  The Company signed several new expansions including Hitachi Data Systems, Mitel, and Red Hat, among others.
  The Company announced FrontRange Solutions, a Q1 new customer, as the 10th addition to its growing number of enterprise-wide relationships. FrontRange will use ServiceSource's end-to-end cloud application suite, analytics and channel management capabilities combined with dedicated global ServiceSource sales teams.
  ServiceSource broadened its visibility in the industry with multiple accolades, including being honored as a 2012 Technology Services Innovator Finalist by TSIA; named in the Top 25 of "America's Fastest-Growing Technology Companies" by Forbes Magazine; and recognized as the 10th "Fastest Growing Enterprise Technology Company" by ZDNet.

Business Outlook

The Company provided the following commentary on its expected business outlook:

  Third quarter 2012: The Company expects revenue for the third quarter of 2012 to be in the range of $57.5 to $59.5 million, adjusted EBITDA of approximately $0.5 to $1.5 million, GAAP net loss of $7.5 to $8.5 million and non-GAAP net loss per share to be between breakeven to a loss of $0.02 per share.

  Adjusted EBITDA and non-GAAP net income exclude stock-based compensation and amortization of internally-developed software. Non-GAAP earnings per share assume a tax rate of 40% and 74 million basic shares outstanding.

  Full year 2012: The Company reiterated its guidance for 2012 revenue of $246 to $249 million, adjusted EBITDA between $16 to $18 million and non-GAAP net income per diluted share in the range of $0.05 to $0.07. Reflecting the one-time, non-cash charge related to the deferred tax assets and the revised outlook on GAAP taxes for the year, the Company has revised its guidance for GAAP net loss to range from $46.5 to $48.5 million.

  Adjusted EBITDA and non-GAAP net income exclude stock-based compensation, the one-time charge for the deferred tax valuation allowance, and amortization of internally-developed software. Non-GAAP earnings per share assume a tax rate of 40% and 83 million shares outstanding.

Quarterly Conference Call

ServiceSource will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time.  To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. A live webcast of the call will also be available at http://ir.servicesource.com/events.cfm under the Events & Presentations menu. An audio replay will be available between 4:30 p.m. PT July 31, 2012 and 8:59 p.m. PT August 20,

2012 by calling (855) 859-2056 or (404) 537-3406, with Conference ID 98178483. The replay will also be available on the Company's website at http://ir.servicesource.com.

About ServiceSource, Inc.

P>ServiceSource is the global leader in service revenue management, partnering with technology-based companies to optimize maintenance, support and subscription revenue streams, while also improving customer relationships and loyalty. ServiceSource helps customers increase service revenue contract renewal rates, on average, by over 15 percentage points and, in some cases, up to 44 percentage points. ServiceSource delivers these results via a cloud-based solution, combining its Service Revenue Performance Suite™ of applications with dedicated service sales teams, leveraging a proprietary Service Revenue Intelligence Platform™ of transaction data, benchmarks and best practices. ServiceSource offers its service revenue management solution on a unique pay-for-performance business model that enables a success-driven, shared-risk partnership. The Company is headquartered in San Francisco, and manages service revenue performance for customers across the globe in more than 35 languages.

ServiceSource and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

For more information on ServiceSource, visit http://www.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the availability of our Avalon platform and its expected impact on the industry, ServiceSource's future expected financial results, and our ability to improve the renewal rates of our customers.  These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements.  Those risks and uncertainties include, without limitation, changes in market conditions that impact our ability to generate service revenue on our customers' behalf; errors in estimates as to the service revenue we can generate for our customers; risks associated with material defects or errors in our software or the effect of data security breaches; our ability to bring our Avalon platform into general release in a timely and effective manner, without significant disruptions to our customer base; our ability to adapt our solution to changes in the market or new competition;  our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, and can be obtained online at the Commission's website at http://www.sec.gov.   All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

The following tables reconcile (i) the business outlook net income (loss) to adjusted EBITDA; (ii) the business outlook net income (loss) to non-GAAP net income (loss); and (iii) the business outlook net income (loss) per share to non-GAAP diluted earnings per share for the second quarter and full fiscal year.

ServiceSource International, Inc.
Business Outlook
Reconciliation of Net Income (Loss) to Adjusted EBITDA
($ in thousands, except per share amounts)

	Three Months Ended			Twelve Month Ended
	September 30, 2012			December 31, 2012

GAAP Net income (loss) range	$ (8,500)	--	$ (7,500)	$ (48,500)	--	$ (46,500)
Income tax (benefit) / expense			100			31,700
Interest & other expense, net			250			800
Depreciation & Amortization			2,750			10,500
EBITDA range	(5,400)	--	$ (4,400)	(5,500)	--	($3,500)
Stock-based compensation			5,900			21,500
Adjusted EBITDA Range	$ 500	--	$ 1,500	$ 16,000	--	$ 18,000

GAAP to Non-GAAP Reconciliation

GAAP net income (loss) range	$ (8,500)	--	$ (7,500)	$ (48,500)	--	$ (46,500)
Non-GAAP adjustments:
Stock-based compensation			5,900			21,500
Amortization of internally-developed software			900			3,200
Income tax effect on non-GAAP adjustments and
impact of normalizing the effective income tax rate			400			28,000
Non-GAAP net income	$ (1,300)	--	$ (300)	$ 4,200	--	$ 6,200

GAAP diluted net income (loss) per share	$ (0.11)	--	$ (0.10)	$ (0.58)	--	$ (0.56)
Non-GAAP adjustments:
Stock-based compensation			0.08			0.26
Amortization of internally-developed software			0.01			0.04
Income tax effect on non-GAAP adjustments and
impact of normalizing the effective income tax rate			0.01			0.34
Non-GAAP diluted net income per share	$ (0.02)	--	$ (0.00)	$ 0.05	--	$ 0.07

Shares used in calculating diluted net income per
share on a non-GAAP basis			74,000			83,000

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net revenue	$ 59,694	$ 48,512	$ 117,268	$ 94,634
Cost of revenue (1)	33,882	28,229	66,458	54,365
Gross profit	25,812	20,283	50,810	40,269
Operating expenses
Sales and marketing (1)	14,169	11,415	27,646	22,520
Research and development (1)	4,298	3,390	8,879	6,103
General and administrative (1)	10,564	7,870	20,639	15,723
Total operating expenses	29,031	22,675	57,164	44,346
Loss from operations	(3,219)	(2,392)	(6,354)	(4,077)
Interest expense	(70)	(51)	(117)	(384)
Other expense, net	(263)	(384)	(307)	(909)
Loss before income taxes	(3,552)	(2,827)	(6,778)	(5,370)
Income tax provision (benefit)	33,217	(1,694)	31,267	(21,653)
Net income (loss)	$ (36,769)	$ (1,133)	$ (38,045)	$ 16,283

Net income (loss) per common share:
Basic	$ (0.50)	$ (0.02)	$ (0.52)	$ 0.26
Diluted	$ (0.50)	$ (0.02)	$ (0.52)	$ 0.24

Weighted-average shares used in computing net income
(loss) per common share:
Basic	74,172	67,607	73,654	62,714
Diluted	74,172	67,607	73,654	69,205

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Cost of revenue	$ 715	$ 447	$ 1,287	$ 816
Sales and marketing	1,982	949	3,656	1,870
Research and development	530	269	893	537
General and administrative	2,133	1,023	3,771	1,913
Total stock-based compensation	$ 5,360	$ 2,688	$ 9,607	$ 5,136

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 65,586	$ 65,983
Short-term investments	48,611	42,882
Accounts receivable, net	51,391	54,095
Current portion of deferred income taxes	203	3,526
Prepaid expenses and other	8,404	7,945
Total current assets	174,195	174,431
Property and equipment, net	33,661	26,840
Deferred income taxes, net of current portion	1,341	30,238
Other assets, net	1,167	1,118
Goodwill	6,334	6,334
Total assets	$ 216,698	$ 238,961

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 7,525	$ 8,617
Accrued taxes	3,368	4,008
Accrued compensation and benefits	14,751	18,665
Other accrued liabilities	8,180	7,639
Current portion of capital lease obligations	725	706
Total current liabilities	34,549	39,635
Long-term obligations	6,094	2,310
Total liabilities	40,643	41,945
Stockholders' equity:
Common stock	7	7
Treasury stock	(441)	(441)
Additional paid-in capital	194,925	177,796
Retained earnings (accumulated deficit)	(18,627)	19,416
Accumulated other comprehensive income	191	238
Total stockholders' equity	176,055	197,016
Total liabilities and stockholders' equity	$ 216,698	$ 238,961

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities
Net income (loss)	$ (38,045)	$ 16,283
Adjustments to reconcile net income (loss) to net
cash used in operating activities:
Depreciation and amortization	4,577	4,488
Loss (gain) on disposal of fixed assets	(1)	46
Amortization of deferred financing costs	123	298
Accretion on premium on short-term investments	445	14
Deferred income taxes	32,220	(22,715)
Stock-based compensation	9,607	5,136
Income tax deficiency from stock based compensation	362	-
Changes in operating assets and liabilities:
Accounts receivable	2,586	4,122
Advances to customers	-	18
Prepaid expenses and other	(811)	(1,958)
Accounts payable	(877)	1,107
Accrued taxes	(618)	1,321
Accrued compensation and benefits	(3,904)	3,404
Accrued payables to customers	-	(30,644)
Other accrued liabilities	4,145	1,128
Net cash provided by (used in) operating activities	9,809	(17,952)

Cash flows from investing activities
Acquisition of property and equipment	(11,244)	(6,288)
Purchases of short-term investments, net	(24,186)	(42,273)
Sales of marketable securities	6,210	-
Maturities of marketable securities	11,820	-
Net cash used in investing activities	(17,400)	(48,561)

Cash flows from financing activities
Net proceeds from issuance of common stock in initial public offering	-	88,015
Proceeds from revolving credit facility	-	23,424
Repayment of revolving credit facility	-	(23,424)
Repayments of long-term debt and capital leases	(155)	(15,582)
Payments of deferred debt issuance costs	-	(200)
Proceeds from common stock issuances	7,818	2,247
Income tax deficiency from stock based compensation	(362)	-
Net cash provided by financing activities	7,301	74,480

Net increase (decrease) in cash and cash equivalents	(290)	7,967
Effect of exchange rate changes on cash and cash equivalents	(107)	752
Cash and cash equivalents at beginning of period	65,983	22,652
Cash and cash equivalents at end of period	$ 65,586	$ 31,371

* Activity in 2011 resulted from $18.1 million in payments to Oracle/Sun and the related settlement of accrued payables owed to Oracle/Sun and amounts owed to the Company by Oracle/Sun.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP net income per share consists of net income (loss) plus stock-based compensation, amortization of internally-developed software and applying an annual income tax rate of 40% reflecting our estimated tax expense on our core operations. Accordingly, our non-GAAP calculation of net income has excluded a one-time, non-cash income tax charge of $33.1 million recorded during the period ended June 30, 2012 related to a valuation allowance for a substantial portion of the company's deferred tax assets. Results for the six months ended June 30, 2011 reflect a one-time tax benefit related to the conversion of ServiceSource from a limited liability corporation to a Delaware corporation, which has also been excluded from the calculation of non-GAAP net income. Stock-based compensation expenses are expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, other expenses, net, and income tax expense and a deduction for income tax benefit. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA:

ServiceSource International, Inc.
Reconciliation of net loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net income (loss)	$ (36,769)	$ (1,133)	$ (38,045)	$ 16,283
Income tax provision (benefit)	33,217	(1,694)	31,267	(21,653)
Interest expense	70	51	117	384
Other expense, net	263	384	307	909
Depreciation	2,309	2,543	4,577	4,488
EBITDA	(910)	151	(1,777)	411
Stock-based compensation	5,360	2,688	9,607	5,136
Adjusted EBITDA	$ 4,450	$ 2,839	$ 7,830	$ 5,547

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share data)
(unaudited)

		Three Months Ended		Six Months Ended
		June 30,		June 30,
		2012	2011	2012	2011
Gross Profit
GAAP gross profit		$ 25,812	$ 20,283	$ 50,810	$ 40,269
Non-GAAP adjustments:
Stock-based compensation	( A )	715	447	1,287	816
Amortization of internally-developed software	( B )	318	463	458	807
Non-GAAP gross profit		$ 26,845	$ 21,193	$ 52,555	$ 41,892

Gross Profit %
GAAP gross profit		43%	42%	43%	43%
Non-GAAP adjustments:
Stock-based compensation	( A )	1%	1%	1%	1%
Amortization of internally-developed software	( B )	1%	1%	1%	1%
Non-GAAP gross profit		45%	44%	45%	45%

Operating expenses
GAAP operating expenses		$ 29,031	$ 22,675	$ 57,164	$ 44,346
Stock-based compensation	( A )	(4,645)	(2,241)	(8,320)	(4,320)
Amortization of internally-developed software	( B )	(317)	(715)	(812)	(1,133)
Non-GAAP operating expenses		$ 24,069	$ 19,719	$ 48,032	$ 38,893

Net Income (Loss)
GAAP net income (loss)		$ (36,769)	$ (1,133)	$ (38,045)	$ 16,283
Non-GAAP adjustments:
Stock-based compensation	( A )	5,360	2,688	9,607	5,136
Amortization of internally-developed software	( B )	635	1,178	1,270	1,940
Non-recurring income tax items	( C )	33,072	-	33,072	(21,417)
Income tax effect on non-GAAP adjustments and
impact of normalizing the effective income tax rate	( D )	(832)	(2,111)	(3,445)	(919)
Non-GAAP net income		$ 1,466	$ 622	$ 2,459	$ 1,023

Diluted Net Income (Loss) Per Share
GAAP diluted net income (loss) per share		$ (0.50)	$ (0.02)	$ (0.52)	$ 0.24
Non-GAAP adjustments:
Stock-based compensation	( A )	0.07	0.04	0.13	0.07
Amortization of internally-developed software	( B )	0.01	0.02	0.02	0.03
Non-recurring income tax items	( C )	0.45	-	0.45	(0.31)
Income tax effect on non-GAAP adjustments and
impact of normalizing the effective income tax rate	( D )	(0.01)	(0.03)	(0.05)	(0.01)
Non-GAAP diluted net income per share		$ 0.02	$ 0.01	$ 0.03	$ 0.01
Certain totals do not add due to rounding
Shares used in calculating diluted net income per share
on a non-GAAP basis		79,245	75,476	79,197	69,275

Footnotes to GAAP to Non-GAAP Reconciliation

(A)

Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B)

Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C)

One-time tax items. We elected to be treated as a corporation under Subchapter C of Chapter 1 of the United States Internal Revenue Code, effective March 1, 2011, and therefore became subject to federal and state tax expense beginning March 1, 2011. As a result of this tax election, we recorded a net deferred tax asset and a one-time non-cash tax benefit of $21.4 million in the first quarter of 2011. During the second quarter of 2012, we recorded a $33.1 million one-time, non-cash charge against a substantial portion of our deferred tax assets, much of which was recorded in connection with electing to be treated as a corporation, because the recoverability of these items for financial reporting purposes is uncertain. We have excluded these items from our non-GAAP measures because they are non-recurring and unique and are not indicative of our core operating performance.

(D)

Income tax effect on non-GAAP adjustments and impact of normalizing the effective income tax rate.   This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B and C noted above on our non-GAAP net income and adjusts the income tax rate to a normalized effective tax rate of 40%.

ServiceSource International, Inc.
Revenue by Segment
(In thousands)
(unaudited)

	Three Months Ended June 30,
	2012		2011
		% of		% of
	$	Revenue	$	Revenue

NALA	$ 36,961	62%	$ 28,686	59%
EMEA	15,518	26%	14,254	29%
APJ	7,215	12%	5,572	12%
	$ 59,694	100%	$ 48,512	100%

	Six Months Ended June 30,
	2012		2011
		% of		% of
	$	Revenue	$	Revenue

NALA	$ 73,073	62%	$ 56,431	60%
EMEA	31,266	27%	29,247	31%
APJ	12,929	11%	8,956	9%
	$ 117,268	100%	$ 94,634	100%

Investor Relations Contact for ServiceSource:
Ashley F. Johnson
ServiceSource, Inc.
(415) 901-6030
investorrelations@servicesource.com